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                                                                   EXHIBIT 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of U.S. Office Products Company of our report dated July 28, 1995, relating to the consolidated financial statements of Wang New Zealand Limited as of June 30, 1995 and for the year then ended which appear in the Current Report on Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


/s/ Ernst & Young


Ernst & Young
Auckland, New Zealand
September 26, 1996